EXHIBIT 10.2
RELEASE OF CLAIMS
          (1) In consideration of the separation pay and benefits to be provided to me under the terms of Separation Agreement dated as of July 31, 2006 (hereinafter the “Separation Agreement’), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge Ligand Pharmaceuticals, Incorporated (hereinafter referred to as the “Company”) and the Company’s subsidiaries and divisions and the Company’s and its subsidiaries’ and divisions’’ respective directors, officers, and employees (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, complaints, liabilities, obligations, suits, damages, costs, expenses, rights, debts, dues, sums of money, accounts, reckonings, claims and/or demands of any kind or nature whatsoever, in law and/or in equity, whether now known or hereafter discovered, direct or indirect, suspected or claimed against the Releasees, which could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with any of the Releasees up to and including the date of this Release of Claims, including but not limited to:
     (a) claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the California Fair Employment and Housing Act, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or
     (b) any other claim whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees.
The Company and other Releasees acknowledge that the release set forth herein is specific to the matters set forth herein and it is not intended to and does not extend to, cover, or impair, among other things: (i) any claims which I may make under state unemployment laws, (ii) any claims for indemnity as an officer of the Company or any Releasee that I may have by law, under the bylaws or articles of incorporation of the Company or any Releasee, pursuant to any directors and officers liability insurance or those certain Indemnification Agreements dated October 15, 1991 and January 1, 1999 (iii) any claim to enforce the terms of the Separation Agreement or any agreement that survives the Separation Agreement as set forth in Section 7(b) of the Separation Agreement, (iv) claims for benefits under any employee benefit plan of the Company in which I was a participant and had accrued benefits as of the Effective Date (as defined in the Separation Agreement), and/or (v) claims which by law I cannot waive (“Excluded Claims”).

          (2) I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my separation from employment with the Company and/or any of the other Releasees, other than a suit to challenge this Release of Claims under ADEA or any suit for Excluded Claims.
          (3) I acknowledge that I received this Release of Claims on July 29, 2006 and have been given at least twenty-one (21) days from that point to consider this Release of Claims. I have consulted with my personal attorney, before signing below and I knowingly and voluntarily signed this Release of Claims prior to expiration of the twenty-one (21) days.
          (4) I understand that I may revoke this Release of Claims within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Company. I further understand that if I revoke this Release of Claims, I shall not receive the separation pay nor, if applicable, any separation benefits under the Separation Agreement.
          (5) I also understand that the separation pay and separation benefits under the Separation Agreement which I will receive in exchange for signing and not later revoking this Release of Claims Agreement are in addition to anything of value to which I am already entitled.
          (6) I FURTHER UNDERSTAND THAT THIS RELEASE OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO DATE. In giving this Release of Claims, it is further understood and agreed that except with respect to the Excluded Claims, I specifically waive the provisions of Section 1542 of the California Civil Code (and any similar provision of other applicable law) which section reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
          (7) I acknowledge and agree that if any provision of this Release of Claims is found, held, or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of the Release of Claims shall continue in full force and effect.
          (8) This Release of Claims is deemed made and entered into in the State of California without giving effect to its choice of laws provisions, and in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to state law, the internal laws of the State of California. Any dispute under this Release of Claims shall be adjudicated by a court of competent jurisdiction in the State of California.

          (9)   I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I voluntarily enter into this Release of Claims by signing below.

/s/ David E. Robinson
David E. Robinson

July 31, 2006
(Date)

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